Exhibit 10.36

PLEDGE AND SECURITY AGREEMENT

PLEDGE AND SECURITY AGREEMENT (this “Agreement”), dated as of September 14, 2016 (the “Effective Date”), is made by Fortress Biotech, Inc., a Delaware corporation (the “Company” and a “Grantor” and, collectively with FBIO Acquisition, Inc., the “Grantors”), in favor of Opus Point Healthcare Innovations Fund, LP, in its capacity as collateral agent (in such capacity, the “Collateral Agent”) for the Holders (as defined below) of Notes (as defined below) issued pursuant to the Credit Facility Agreement, dated as of September 14, 2016 (as amended, restated or otherwise modified from time to time, the “Facility Agreement”).

W I T N E S S E T H:

WHEREAS, the Company, the Collateral Agent and the Lenders are parties to the Facility Agreement, pursuant to which the Company has the right to borrow up to $25 million;

WHEREAS, it is a condition precedent to the Lenders consummating the transactions contemplated by the Facility Agreement that the Grantors execute and deliver to the Collateral Agent this Agreement providing for the grant to the Collateral Agent for the benefit of the Holders (as defined below) a security interest in the Pledged Shares (as defined below) to secure all of the Company’s obligations under the Facility Agreement and the Notes issued pursuant thereto and the other Loan Documents;

WHEREAS, the Grantors (i) are mutually dependent on each other in the conduct of their respective businesses as an integrated operation and (ii) will receive a mutual benefit from the proceeds received by the Company in respect of the issuance of the Notes; and

WHEREAS, each Grantor has determined that the execution, delivery and performance of this Agreement directly benefit and are in the best interest of the Company and such Grantor.

NOW, THEREFORE, in consideration of the premises and the agreements herein and in order to induce the Holders (as defined below) to perform under the Facility Agreement, each Grantor agrees with the Collateral Agent, for the benefit of the Holders (as defined below), as follows:

SECTION 1.  Definitions.

(a) Reference is hereby made to the Facility Agreement and the Notes for a statement of the terms thereof. All capitalized terms used in this Agreement and the recitals hereto which are defined in the Facility Agreement, the Notes or in Articles 8 or 9 of the Uniform Commercial Code (the “Code”), as in effect from time to time in the State of New York, and which are not otherwise defined herein shall have the same meanings herein as set forth therein; provided that terms used herein which are defined in the Code as in effect in the State of New York on the date hereof shall continue to have the same meanings, notwithstanding any replacement or amendment of such statute, except as the Collateral Agent may otherwise determine.

(b) As used in this Agreement, the following terms shall have the respective meanings indicated below, such meanings to be applicable equally to both the singular and plural forms of such terms:

“Collateral” has the meaning set forth in Section 2 hereof.

“Event of Default” means (i) any defined event of default under any one or more of the Loan Documents, in each instance, after giving effect to any notice, grace, or cure periods provided for in the applicable Loan Document, (ii) the failure by the Company to pay any amounts when due under the Notes or any other Loan Document, or (iii) the material breach of any representation, warranty or covenant by any Grantor under this Agreement.

“Existing Issuer” has the meaning specified therefor in the definition of the term “Pledged Shares”.

“Holder” means each holder of any of the Notes (as defined in the Facility Agreement), together with their respective successors and permitted assigns.

“Insolvency Proceeding” means any proceeding commenced by or against any Person under any provision of the U.S. Bankruptcy Code (Chapter 11 of Title 11 of the United States Code) or under any other bankruptcy or insolvency law, assignments for the benefit of creditors, formal or informal moratoria, compositions, or extensions generally with creditors, or proceedings seeking reorganization, arrangement, or other similar relief.

“Lien” means any mortgage, deed of trust, pledge, lien (statutory or otherwise), security interest, charge or other encumbrance or security or preferential arrangement of any nature, including, without limitation, any conditional sale or title retention arrangement, any capitalized lease and any assignment, deposit arrangement or financing lease intended as, or having the effect of, security.

“Obligations” has the meaning set forth in Section 3 hereof.

“Pledged Issuer” has the meaning specified therefor in the definition of the term “Pledged Shares”.

“Pledged Shares” means (a) the shares of capital stock or other equity interests described in Schedule II hereto (as such schedule shall be updated from time to time with the mutual agreement of the Grantors and the Collateral agent pursuant to Section 10(a)), whether or not evidenced or represented by any stock certificate, certificated security or other Instrument, issued by the Persons described in such Schedule II (the “Existing Issuers”) and (b) the certificates representing such shares of capital stock. For the avoidance of doubt, with respect to entities, the ownership interests of which are granted hereunder by a Grantor (each, a “Pledged Issuer”) existing as of the Effective Date, “Pledged Shares” shall not include any shares in any such Pledged Issuer which any Grantor shall receive subsequent to the Effective Date.

SECTION 2. Grant of Security Interest. As collateral security for all of the Obligations, each Grantor hereby pledges and assigns to the Collateral Agent for the benefit of the Holders, and grants to the Collateral Agent for the benefit of the Holders, a continuing first priority security interest in the Pledged Shares (the “Collateral”).

SECTION 3. Security for Obligations. The security interest created hereby in the Collateral constitutes continuing collateral security for all of the following obligations, whether now existing or hereafter incurred (collectively, the “Obligations”):

(a)          the prompt payment by each Grantor, as and when due and payable (by scheduled maturity, required prepayment, acceleration, demand or otherwise), of all amounts from time to time owing by it in respect of the Facility Agreement, the Notes and the other Loan Documents, including, without limitation, (i) all principal of and interest on the Notes (including, without limitation, all interest that accrues after the commencement of any Insolvency Proceeding of any Grantor, whether or not the payment of such interest is unenforceable or is not allowable due to the existence of such Insolvency Proceeding) and (ii) all fees, commissions, expense reimbursements, indemnifications and all other amounts due or to become due under any of the Loan Documents; and

(b)          the due performance and observance by each Grantor of all of its other obligations from time to time existing in respect of any of the Loan Documents for so long as the Notes are outstanding.

SECTION 4. Representations and Warranties. Each Grantor represents and warrants as follows:

(a)          Schedule I hereto sets forth the exact legal name, jurisdiction of organization and entity type of such Grantor.

(b)          There is no pending or written notice threatening any action, suit, proceeding or claim affecting such Grantor before any governmental authority or any arbitrator, or any order, judgment or award by any governmental authority or arbitrator, that may adversely affect the grant by such Grantor, or the perfection of the security interest purported to be created hereby in the Collateral, or the exercise by the Collateral Agent of any of its rights or remedies hereunder.

(c)          All Federal, state and local tax returns and other reports required by applicable law to be filed by such Grantor have been filed, or extensions have been obtained, and all taxes, assessments and other governmental charges imposed upon such Grantor or any property of such Grantor (including, without limitation, all federal income and social security taxes on employees’ wages) and which have become due and payable on or prior to the date hereof have been paid, except to the extent contested in good faith by proper proceedings which stay the imposition of any penalty, fine or Lien resulting from the non-payment thereof and with respect to which adequate reserves have been set aside for the payment thereof in accordance with GAAP.

(d)          Such Grantor is and will be at all times the sole and exclusive owner of, or otherwise has and will have adequate rights in, the Collateral free and clear of any Liens, except for Permitted Liens. No effective financing statement or other instrument similar in effect covering all or any part of the Collateral is on file in any recording or filing office except (A) such as may have been filed in favor of the Collateral Agent relating to this Agreement, and (B) such as may have been filed to perfect any Permitted Liens.

(e)          The exercise by the Collateral Agent of any of its rights and remedies hereunder will not contravene any law or any contractual restriction binding on or otherwise affecting such Grantor or any of its properties and will not result in or require the creation of any Lien, upon or with respect to any of its properties.

(f)           No authorization or approval or other action by, and no notice to or filing with, any governmental authority or other regulatory body, or any other Person, is required for (i) the grant by such Grantor of the security interest purported to be created hereby in the Collateral, or (ii) the exercise by the Collateral Agent of any of its rights and remedies hereunder, except (A) for the filing under the Uniform Commercial Code as in effect in the applicable jurisdiction of the financing statements.

(g)          This Agreement creates in favor of the Collateral Agent a legal, valid and enforceable security interest in the Collateral, as security for the Obligations. Such security interests are, or, in the case of Collateral in which such Grantor obtains rights after the date hereof, will be, first priority security interests, subject only to Permitted Liens and the recording of such instruments of assignment.

(h)          Each of the Grantors (other than the Company) is a wholly-owned Subsidiary of the Company.

SECTION 5. Covenants as to the Collateral. So long as any of the Obligations shall remain outstanding, unless the Collateral Agent shall otherwise consent in writing:

(a)          Further Assurances. Each Grantor will at its expense, at any time and from time to time, promptly execute and deliver all further instruments and documents and take all further action that the Collateral Agent may reasonably request in order to: (i) perfect and protect the security interest purported to be created hereby; (ii) enable the Collateral Agent to exercise and enforce its rights and remedies hereunder in respect of the Collateral; or (iii) otherwise effect the purposes of this Agreement, including, without limitation: delivering and pledging to the Collateral Agent hereunder each of the Pledged Shares, now or hereafter owned by such Grantor, duly endorsed and accompanied by executed instruments of transfer or assignment, all in form and substance satisfactory to the Collateral Agent, (C) executing and filing (to the extent, if any, that such Grantor’s signature is required thereon) or authenticating the filing of, such financing or continuation statements, or amendments thereto, as may be necessary or desirable or that the Collateral Agent may request in order to perfect and preserve the security interest purported to be created hereby, (D) furnishing to the Collateral Agent from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral in each case as the Collateral Agent may reasonably request, all in reasonable detail, (E) if any Collateral shall be in the possession of a third party, notifying such Person of the Collateral Agent’s security interest created hereby and obtaining a written acknowledgment from such Person that such Person holds possession of the Collateral for the benefit of the Collateral Agent, which such written acknowledgement shall be in form and substance satisfactory to the Collateral Agent, within 10 Business Days of the receipt by a Grantor of any additional Pledged Shares, delivery to the Collateral Agent of a Pledge Amendment, duly executed by such Grantor, in substantially the form of Exhibit A hereto; and (I) taking all actions required by any earlier versions of the Uniform Commercial Code or by other law, as applicable, in any relevant Uniform Commercial Code jurisdiction, or by other law as applicable in any foreign jurisdiction.

(b)          Taxes, Etc. Each Grantor agrees to pay promptly when due all property and other taxes, assessments and governmental charges or levies imposed upon, and all claims (including claims for labor, materials and supplies) against, the Equipment and Inventory, except to the extent the validity thereof is being contested in good faith by proper proceedings which stay the imposition of any penalty, fine or Lien resulting from the non-payment thereof and with respect to which adequate reserves in accordance with GAAP have been set aside for the payment thereof.

(c)          Transfers and Other Liens.

(i)          No Grantor will sell, assign (by operation of law or otherwise), lease, license, exchange or otherwise transfer or dispose of any of the Collateral.

(ii)         No Grantor will create, suffer to exist or grant any Lien upon or with respect to any Collateral, other than a Permitted Lien.

SECTION 6. Additional Provisions Concerning the Collateral.

(a)          Each Grantor hereby (i) authorizes the Collateral Agent to file one or more Uniform Commercial Code financing or continuation statements, and amendments thereto, relating to the Collateral and (ii) ratifies such authorization to the extent that the Collateral Agent has filed any such financing or continuation statements, or amendments thereto, prior to the date hereof. A photocopy or other reproduction of this Agreement or any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement where permitted by applicable law.

(b)          Each Grantor hereby irrevocably appoints the Collateral Agent as its attorney-in-fact and proxy, with full authority in the place and stead of such Grantor and in the name of such Grantor or otherwise, from time to time in the Collateral Agent’s discretion, so long as an Event of Default shall have occurred and is continuing, to take any action and to execute any instrument which the Collateral Agent may deem necessary or advisable to accomplish the purposes of this Agreement (subject to the rights of such Grantor under Section 5 hereof). This power is coupled with an interest and is irrevocable until the complete conversion of all of the Company’s obligations under the Notes to equity securities of the Company and/or indefeasible payment in full in cash of all obligations under the Notes (together with any matured indemnification obligations as of the date of such conversion and/or payment, but excluding any inchoate or unmatured contingent indemnification obligations).

(c)          If a Grantor fails to perform any agreement contained herein, the Collateral Agent may itself perform, or cause performance of, such agreement or obligation, in the name of such Grantor or the Collateral Agent, and the expenses of the Collateral Agent incurred in connection therewith shall be payable by such Grantor upon demand and shall be secured by the Collateral.

(d)          The powers conferred on the Collateral Agent hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the safe custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Collateral Agent shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral.

SECTION 7. Remedies Upon Event of Default. If any Event of Default shall have occurred and be continuing:

(a)          The Collateral Agent may exercise in respect of the Collateral, in addition to any other rights and remedies provided for herein or otherwise available to it, all of the rights and remedies of a secured party upon default under the Code (whether or not the Code applies to the affected Collateral), and also may (i) take absolute control of the Collateral, including, without limitation, transfer into the Collateral Agent’s name or into the name of its nominee or nominees (to the extent the Collateral Agent has not theretofore done so) and thereafter receive, for the benefit of the Collateral Agent, all payments made thereon, give all consents, waivers and ratifications in respect thereof and otherwise act with respect thereto as though it were the outright owner thereof, (ii) require each Grantor to, and each Grantor hereby agrees that it will at its expense and upon request of the Collateral Agent forthwith, assemble all or part of its respective Collateral as directed by the Collateral Agent and make it available to the Collateral Agent at a place or places to be designated by the Collateral Agent that is reasonably convenient to both parties, and the Collateral Agent may enter into and occupy any premises owned or leased by such Grantor where the Collateral or any part thereof is located or assembled for a reasonable period in order to effectuate the Collateral Agent’s rights and remedies hereunder or under applicable law, without obligation to such Grantor in respect of such occupation, and (iii) without notice, except as specified below, and without any obligation to prepare or process the Collateral for sale, (A) sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Collateral Agent’s offices or elsewhere, for cash, on credit or for future delivery, and at such price or prices and upon such other terms as the Collateral Agent may deem commercially reasonable and/or (B) lease, license or dispose of the Collateral or any part thereof upon such terms as the Collateral Agent may deem commercially reasonable. Each Grantor agrees that, to the extent notice of sale or any other disposition of its respective Collateral shall be required by applicable law, at least ten (10) days’ prior notice to such Grantor of the time and place of any public sale or the time after which any private sale or other disposition of its respective Collateral is to be made shall constitute reasonable notification. The Collateral Agent shall not be obligated to make any sale or other disposition of any Collateral regardless of notice of sale having been given. The Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Each Grantor hereby acknowledges that (i) any such sale of its respective Collateral by the Collateral Agent shall be made without warranty, (ii) the Collateral Agent may specifically disclaim any warranties of title, possession, quiet enjoyment or the like, and (iii) such actions set forth in clauses (i) and (ii) above shall not adversely affect the commercial reasonableness of any such sale of Collateral. Any cash held by the Collateral Agent as Collateral, and all Cash Proceeds received by the Collateral Agent in respect of any sale of or collection from, or other realization upon, all or any part of the Collateral may, in the discretion of the Collateral Agent, be held by the Collateral Agent as collateral for, and/or then or at any time thereafter applied in whole or in part by the Collateral Agent against, all or any part of the Obligations in such order as the Collateral Agent shall elect, consistent with the provisions of the Facility Agreement. Any surplus of such cash or Cash Proceeds held by the Collateral Agent and remaining after the complete conversion of all of the Company’s obligations under the Notes to equity securities of the Company and/or indefeasible payment in full in cash of all obligations under the Notes (together with any matured indemnification obligations as of the date of such conversion and/or payment, but excluding any inchoate or unmatured contingent indemnification obligations) shall be paid over to whomsoever shall be lawfully entitled to receive the same or as a court of competent jurisdiction shall direct.

(b)          In the event that the proceeds of any such sale, collection or realization are insufficient to pay all amounts to which the Collateral Agent and the Holders are legally entitled, the Grantor shall continue to be liable for the deficiency, together with interest thereon as determined in the Loan Documents for interest on overdue principal thereof or such other rate as shall be fixed by applicable law, together with the costs of collection and the reasonable fees, costs, expenses and other client charges of any attorneys employed by the Collateral Agent to collect such deficiency.

(c)          Each Grantor hereby acknowledges that if the Collateral Agent complies with any applicable state, provincial, or federal law requirements in connection with a disposition of the Collateral, such compliance will not adversely affect the commercial reasonableness of any sale or other disposition of the Collateral.

(d)          The Collateral Agent shall not be required to marshal any present or future collateral security (including, but not limited to, this Agreement and the Collateral) for, or other assurances of payment of, the Obligations, or to resort to such collateral security or other assurances of payment in any particular order, and all of the Collateral Agent’s rights hereunder and in respect of such collateral security and other assurances of payment shall be cumulative and in addition to all other rights, however existing or arising. To the extent that each Grantor lawfully may, such Grantor hereby agrees that it will not invoke any law relating to the marshalling of collateral which might cause delay in or impede the enforcement of the Collateral Agent’s rights under this Agreement or under any other instrument creating or evidencing any of the Obligations or under which any of the Obligations is outstanding or by which any of the Obligations is secured or payment thereof is otherwise assured, and, to the extent that it lawfully may, such Grantor hereby irrevocably waives the benefits of all such laws.

SECTION 8. Indemnity. Each Grantor agrees, jointly and severally, to defend, protect, indemnify and hold the Collateral Agent and each of the Holders, jointly and severally, harmless from and against any and all claims, damages, losses, liabilities, obligations, penalties, fees, costs and expenses (including, without limitation, reasonable legal fees, costs, expenses, and disbursements of such Person’s counsel) to the extent that they arise out of or otherwise result from this Agreement (including, without limitation, enforcement of this Agreement), except claims, losses or liabilities resulting solely and directly from such Person’s gross negligence or willful misconduct, as determined by a final judgment of a court of competent jurisdiction.

SECTION 9. Notices, Etc. All notices and other communications provided for hereunder shall be in writing and shall be mailed (by certified mail, postage prepaid and return receipt requested), telecopied or delivered, if to a Grantor at its address specified below and if to the Collateral Agent to it, at its address specified below; or as to any such Person, at such other address as shall be designated by such Person in a written notice to such other Person complying as to delivery with the terms of this Section 9. All such notices and other communications shall be effective (a) if sent by certified mail, return receipt requested, when received or five days after deposited in the mails, whichever occurs first, (b) if telecopied or sent by electronic mail, when transmitted (during normal business hours), or (c) if delivered, upon delivery.

SECTION 10. Miscellaneous.

(a)          No amendment of any provision of this Agreement shall be effective unless it is in writing and signed by each Grantor and the Collateral Agent, and no waiver of any provision of this Agreement, and no consent to any departure by a Grantor therefrom, shall be effective unless it is in writing and signed by the Collateral Agent, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

(b)          No failure on the part of the Collateral Agent to exercise, and no delay in exercising, any right hereunder or under any of the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The rights and remedies of the Collateral Agent or any Holder provided herein and in the other Loan Documents are cumulative and are in addition to, and not exclusive of, any rights or remedies provided by applicable law. The rights of the Collateral Agent or any Holder under any of the other Loan Documents against any party thereto are not conditional or contingent on any attempt by such Person to exercise any of its rights under any of the other Loan Documents against such party or against any other Person, including but not limited to any Grantor.

(c)          To the extent permitted by applicable law, each Grantor hereby waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Obligations and this Agreement and any requirement that the Collateral Agent exhaust any right or take any action against any other Person or any Collateral. Each Grantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated herein and that the waiver set forth in this Section 10(c) is knowingly made in contemplation of such benefits. The Grantors hereby waive any right to revoke this Agreement and acknowledge that this Agreement is continuing in nature and applies to all Obligations, whether existing now or in the future.

(d)          No Grantor may exercise any rights that it may now or hereafter acquire against any other Grantor that arise from the existence, payment, performance or enforcement of any Grantor’s obligations under this Agreement, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of the Collateral Agent against any Grantor or any Collateral, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from any Grantor, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security solely on account of such claim, remedy or right, unless and until the complete conversion of all of the Company’s obligations under the Notes to equity securities of the Company and/or indefeasible payment in full in cash of all obligations under the Notes (together with any matured indemnification obligations as of the date of such conversion and/or payment, but excluding any inchoate or unmatured contingent indemnification obligations). If any amount shall be paid to a Grantor in violation of the immediately preceding sentence at any time prior to the complete conversion of all of the Company’s obligations under the Notes to equity securities of the Company and/or indefeasible payment in full in cash of all obligations under the Notes (together with any matured indemnification obligations as of the date of such conversion and/or payment, but excluding any inchoate or unmatured contingent indemnification obligations), such amount shall be held in trust for the benefit of the Collateral Agent and shall forthwith be paid to the Collateral Agent to be credited and applied to the Obligations and all other amounts payable under the Loan Documents, whether matured or unmatured, in accordance with the terms of the Loan Documents, or to be held as Collateral for any Obligations or other amounts payable under the Loan Documents thereafter arising.

(e)          Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.

(f)           This Agreement shall create a continuing security interest in the Collateral and shall (i) remain in full force and effect until the complete conversion of all of the Company’s obligations under the Notes to equity securities of the Company and/or indefeasible payment in full in cash of all obligations under the Notes (together with any matured indemnification obligations as of the date of such conversion and/or payment, but excluding any inchoate or unmatured contingent indemnification obligations), and (ii) be binding on each Grantor and all other Persons who become bound as debtors to this Agreement in accordance with the provisions hereof and with Section 9-203(d) of the Code and shall inure, together with all rights and remedies of the Collateral Agent and the Holders hereunder, to the benefit of the Collateral Agent and the Holders and their respective permitted successors, transferees and assigns. Without limiting the generality of clause (ii) of the immediately preceding sentence, without notice to any Grantor, the Collateral Agent and the Holders may assign or otherwise transfer their rights and obligations under this Agreement and any of the other Loan Documents, to any other Person, and such other Person shall thereupon become vested with all of the benefits in respect thereof granted to the Collateral Agent and the Holders herein or otherwise. Upon any such assignment or transfer, all references in this Agreement to the Collateral Agent or any such Holder shall mean the assignee of the Collateral Agent or such Holder. None of the rights or obligations of any Grantor hereunder may be assigned or otherwise transferred without the prior written consent of the Collateral Agent, and any such assignment or transfer without the consent of the Collateral Agent shall be null and void.

(g)          Upon the complete conversion of all of the Company’s obligations under the Notes to equity securities of the Company and/or indefeasible payment in full in cash of all obligations under the Notes (together with any matured indemnification obligations as of the date of such conversion and/or payment, but excluding any inchoate or unmatured contingent indemnification obligations), (i) this Agreement and the security interests created shall terminate, (ii) and all rights to the Collateral shall revert to the respective Grantor that granted such security interests hereunder, and (iii) the Collateral Agent will, upon such Grantor’s request and at such Grantor’s expense, (A) return to such Grantor such of the Collateral as shall not have been sold or otherwise disposed of or applied pursuant to the terms hereof, and (B) execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence such termination, all without any representation, warranty or recourse whatsoever.

(h)          THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, EXCEPT AS REQUIRED BY MANDATORY PROVISIONS OF LAW AND EXCEPT TO THE EXTENT THAT THE VALIDITY AND PERFECTION, OR THE EFFECT OF PERFECTION OR NON-PERFECTION OF THE SECURITY INTEREST CREATED HEREBY, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR COLLATERAL ARE GOVERNED BY THE LAW OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK.

(i)           ANY LEGAL ACTION, SUIT OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY DOCUMENT RELATED THERETO MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK IN THE COUNTY OF NEW YORK OR THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND APPELLATE COURTS THEREOF, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH GRANTOR HEREBY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. EACH GRANTOR HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION, SUIT OR PROCEEDING IN SUCH RESPECTIVE JURISDICTIONS AND CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY THE COURT.

(j)           EACH GRANTOR AND (BY ITS ACCEPTANCE OF THE BENEFITS OF THIS AGREEMENT) THE COLLATERAL AGENT WAIVE ANY RIGHT THEY MAY HAVE TO TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED ON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, VERBAL OR WRITTEN STATEMENT OR OTHER ACTION OF THE PARTIES HERETO.

(k)           Nothing contained herein shall affect the right of the Collateral Agent to serve process in any other manner permitted by applicable law or commence legal proceedings or otherwise proceed against any Grantor or any property of such Grantor in any other jurisdiction.

(l)           Each Grantor irrevocably and unconditionally waives any right it may have to claim or recover in any legal action, suit or proceeding referred to in this Section 10 any special, exemplary, punitive or consequential damages.

(m)         Section headings herein are included for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

(n)          This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together constitute one in the same Agreement.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK

IN WITNESS WHEREOF, each Grantor has caused this Agreement to be executed and delivered by its officer thereunto duly authorized, as of the date first above written.

FORTRESS BIOTECH, INC., a Delaware corporation

By:	/s/ Lindsay A. Rosenwald
Name: Lindsay A. Rosenwald, MD
Title: President & CEO

Address for Notices:
2 Gansevoort, 9th Floor
Attn: Legal Dept.
New York, NY 10014

FBIO ACQUISITION, INC., a Delaware corporation

By:	/s/ Lindsay A. Rosenwald
Name: Lindsay A. Rosenwald, MD
Title: President & CEO

Address for Notices:
2 Gansevoort, 9th Floor
Attn: Legal Dept.
New York, NY 10014

Pledge and Security Agreement

ACCEPTED BY:

OPUS POINT HEALTHCARE INNOVATIONS FUND, LP,

as Collateral Agent

By: Opus Point Healthcare Fund GP, LLC,

its general partner

By:	/s/ Michael S. Weiss
Name: Michael S. Weiss
Title: Manager
Address: 2 Gansevoort, 9th Floor
New York, NY 10014

Pledge and Security Agreement

SCHEDULE I

LEGAL NAMES; ORGANIZATIONAL IDENTIFICATION NUMBERS; STATES OR JURISDICTION OF ORGANIZATION

Legal Name:	State of Organization:	Type of Organization:

Fortress Biotech, Inc.	Delaware	Corporation

FBIO Acquisition, Inc.	Delaware	Corporation

Schedule I

SCHEDULE II

PLEDGED SHARES

Grantor:	Name of Pledged Issuer:	Number of Shares/Units:	Class:

FBIO Acquisition, Inc.	National Holdings Corporation	7,037,482	Common Stock

Fortress Biotech, Inc.	Avenue Therapeutics, Inc.	6,960,000	Common Stock

Fortress Biotech, Inc.	Avenue Therapeutics, Inc.	200,000	Class A Preferred Stock

Fortress Biotech, Inc.	Checkpoint Therapeutics, Inc.	1,584,804	Common Stock

Fortress Biotech, Inc.	Checkpoint Therapeutics, Inc.	5,600,000	Class A Common Stock

Fortress Biotech, Inc.	Helocyte, Inc.	6,404,482	Common Stock

Fortress Biotech, Inc.	Helocyte, Inc.	200,000	Class A Preferred Stock

Fortress Biotech, Inc.	Journey Medical Corporation	4,800,000	Class A Common Stock

Fortress Biotech, Inc.	Mustang Bio, Inc.	7,200,000	Common Stock

Fortress Biotech, Inc.	Mustang Bio, Inc.	200,000	Class A Preferred Stock

Schedule II

EXHIBIT A

PLEDGE AMENDMENT

This Pledge Amendment, dated_________ ____,____, is delivered pursuant to Section 5(a) of the Pledge and Security Agreement referred to below. The undersigned hereby agrees that this Pledge Amendment may be attached to the Pledge and Security Agreement, dated as of September 14, 2016, as it may heretofore have been or hereafter may be amended, restated, supplemented, modified or otherwise changed from time to time (the “Pledge and Security Agreement”) and that the shares listed on this Pledge Amendment shall be hereby pledged and assigned to the Collateral Agent and become part of the Pledged Shares referred to in such Pledge and Security Agreement and shall secure all of the Secured Obligations referred to in such Pledge and Security Agreement.

Pledged Shares

Grantor	Name of Pledged Issuer	Number of Shares	Class

[GRANTOR]

By:
Name:
Title:

Opus Point Healthcare Innovations Fund, LP,
as the Collateral Agent

By:
Name:
Title:

Exh. A-1